UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2024

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4101 NW 25th Street, Miami, FL	33142
(Address of principal executive offices)	(Zip Code)

(888) 798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PIXY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2024, Amanda Murphy informed Shiftpixy, Inc. (the “Company”) of her resignation from the board of directors (the “Board”) of the Company, effective March 19, 2024. Ms. Murphy was not a member of the Company’s audit committee, compensation committee or nominating and corporate governance committee. Ms. Murphy’s decision to resign from the Board was due to a disagreement regarding the Company’s reasoning provided to Ms. Murphy on her termination as Chief Operating Officer of the Company, as further described in the letter attached as Exhibit 17.1 to this Current Report on Form 8-K in connection with her termination as Chief Operating Officer and as further described in the letter attached as Exhibit 17.2 to this Current Report on Form 8-K in connection with her resignation as a director.

The Company furnished Ms. Murphy with a copy of this Current Report on Form 8-K on March 21, 2024, providing her with the opportunity to furnish the Company with a letter addressed to the Company stating whether she agrees with the statements made by the Company herein and, if not, stating the respects in which she does not agree. The Company will file any letter received by it from Ms. Murphy as an exhibit by an amendment to this Form 8-K within two business days after receipt.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
17.1	Letter of Resignation, dated March 7, 2024
17.2	Letter of Resignation, dated March 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFTPIXY, INC.

Date: March 21, 2024	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer

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